Exhibit 11

                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                              BOSTON, MASSACHUSETTS



                                                       TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 227-8591



                                                  August 14, 1998


Phoenix Income and Growth Fund
101 Munson Street
Greenfield, MA 01301

Ladies and Gentlemen:

     Reference is made to the registration statement on Form N-14 filed on July 15, 1998 with the Securities and Exchange Commission (including Pre-Effective Amendment No. 1 thereto filed herewith, the "Registration Statement") with respect to Class A and Class B shares of beneficial interest, $.0001 par value (the "Shares") of Phoenix Income and Growth Fund, an unincorporated association of the type commonly referred to as a Massachusetts business trust (the "Trust"), representing interests in Phoenix Income and Growth Fund, the sole series of the Trust, to be issued pursuant to a certain agreement and Plan of Reorganization (the "Reorganization Agreement") between the Trust and Phoenix Series Fund dated as of May 27, 1998 described in the Registration Statement.

     We have examined such records, documents and other instruments and have made such other examinations and inquiries as we have deemed necessary to enable us to express the opinion set forth below.

     Based upon and subject to the foregoing, we are of the opinion that the eShares, when issued in accordance with the terms of the Reorganization Agreement, will be validly issued, fully paid and non-assessable by the Trust.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Goodwin, Procter & Hoar LLP

                                           GOODWIN, PROCTER & HOAR LLP